UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2012.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2011, the Compensation Committee of the Board of Directors of Duckwall-ALCO Stores, Inc. (the "Company") met and approved of awarding stock options to certain Company executive officers subject to such executive officers executing new employment agreements with the Company within six months of the date of the offer of stock options. Such offer of stock options was disclosed on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on June 27, 2011. The Company's executive officers did not execute new employment agreements through no fault of the employees within such six month time period and the stock options referenced above were not granted.

However, certain executive officers of the Company subsequently entered into new employment agreements with the Company. As reported on Form 8-K filed by the Company with the SEC on March 22, 2012, the Company entered into new employment agreements with Wayne S. Peterson, Tom L. Canfield, Jr. and Edmond C. Beaith on March 15, 2012. The Compensation Committee of the Board of Directors of the Company has determined that, even though such executive officers did not execute new employment agreements within six months of the offer of stock options, it is in the best interests of the Company to grant the offered stock options to such executive officers. Therefore, on April 30, 2012, the Compensation Committee approved the following stock option awards to the executive officers set forth below:

Executive Officer	Amount of Stock Options
Wayne S. Peterson	7,500
Tom L. Canfield, Jr.	7,500
Edmond C. Beaith	7,500

The Company entered into Incentive Stock Option Agreements, incorporated into this Item 5.02 by reference, with each Mr. Peterson, Mr. Canfield, and Mr. Beaith effective as of April 30, 2012. The Incentive Stock Option Agreements are all subject to the Company's Incentive Stock Option Plan dated May 22, 2003, as amended. Under the terms of these Agreements, each Mr. Peterson, Mr. Canfield and Mr. Beaith is granted the right to buy 7,500 shares of the Company’s common stock at a price equal to $9.82 per share. Such price is the average of the high and low price of the Company's stock on June 21, 2011, which is the date that the stock options were originally offered to the Company's executive officers in consideration of their execution of new employment agreements. The grant date of the options is April 30, 2012. The aforementioned options vest in four equal annual installments beginning April 20, 2013. These options shall expire five years from the grant date.

Item 7.01.  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is an Incentive Stock Option Agreement effective as of April 30, 2012, by the Company and Mr. Peterson. Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is an Incentive Stock Option Agreement effective as of April 30, 2012, by the Company and Mr. Canfield. Attached as Exhibit 99.3, and incorporated into this Item 7.01 by reference, is an Incentive Stock Option Agreement effective as of April 30, 2012, by the Company and Mr. Beaith.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description
99.1	Incentive Stock Option Agreement between the Company and Wayne S. Peterson dated April 30, 2012.
99.2 99.3	Incentive Stock Option Agreement between the Company and Tom L. Canfield, Jr. dated April 30, 2012. Incentive Stock Option Agreement between the Company and Edmond C. Beaith dated April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Incentive Stock Option Agreement between the Company and Wayne S. Peterson dated April 30, 2012.
99.2 99.3	Incentive Stock Option Agreement between the Company and Tom L. Canfield, Jr. dated April 30, 2012. Incentive Stock Option Agreement between the Company and Edmond C. Beaith dated April 30, 2012.